EXHIBIT 99.3

TOGA LIMITED
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Adopted June 10, 2020

COMPOSITION AND ORGANIZATION

The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors of Toga Limited, a Nevada corporation (the “Company”) shall be composed of three or more directors, each of whom is an “independent director” as defined by the rules of the New York Stock Exchange and the Company’s “Corporate Governance Guidelines on Director Independence” in effect at the time the director is appointed as a member of the Committee.

The Board of Directors shall have sole authority to appoint and remove members of the Committee. Each year, following the Company’s Annual Meeting, the Board of Directors shall appoint the members of the Committee and select a Chairman of the Committee, who may be the incumbent Chairman or another member of the Committee.  In the absence of action by the Board, the existing committee members shall continue to serve as such until they resign or are removed.  The Board of Directors may remove any member from the Committee at any time with or without cause.

The Chairman of the Board shall serve as the Company liaison with the Committee.

PURPOSE

The Nominating and Corporate Governance Committee shall assist the Board of Directors in carrying out its responsibilities to manage the business and affairs of the Company by:

•	developing and recommending to the Board for adoption, and thereafter periodically reviewing and maintaining, corporate governance principles and guidelines applicable to the Company (“Corporate Governance Guidelines”);

•	identifying and screening individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending to the Board candidates for election as directors at the Annual Meeting of Stockholders as well as Board candidates to fill vacancies occurring on the Board, and considering any director candidates recommended by the Company’s stockholders pursuant to the procedures described in the Company’s proxy statement;

•	assessing and making recommendations to the Board regarding the size, composition, and performance of the Board;

•	establishing criteria and procedures to assist in the Board’s annual review and evaluation of the performance of the Board, the committees of the Board, and individual members of the Board; and making recommendations to the Board to improve such performance; and

•	evaluating any shareholder proposals received to ensure they comply with Nevada law, corporate governance and Securities and Exchange Commission requirements, and recommending opposition or support of these proposals to the Board of Directors.

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RESPONSIBILITIES

The responsibilities of the Nominating and Corporate Governance Committee shall consist of those set forth in this Charter and such additional responsibilities as may be assigned to the Committee from time to time by the Board of Directors.

1.	The Committee shall, from time to time as the Committee deems appropriate, but no less frequently than every two years, review and assess the adequacy of the Company’s Corporate Governance Guidelines and recommend to the Board of Directors for approval any changes that the Committee considers appropriate. To fulfill this responsibility, the Committee shall endeavor to remain informed on (i) corporate governance practices generally, including emerging trends among comparable companies, and (ii) regulatory and legislative initiatives.

2.	Following the end of each fiscal year, the Committee (i) shall evaluate the size and composition of the Board of Directors and each standing Board committee in light of the operating requirements of the Company and existing corporate governance trends, including consideration of appropriate areas of expertise to be represented on the Board and the respective committees, and (ii) shall report its findings and any recommendations to the Board including recommendations regarding Board membership for the next year.

3.	The Committee shall develop and recommend for approval by the Board of Directors written eligibility guidelines for directors that are designed to ensure compliance with all applicable legal requirements and the New York Stock Exchange listing requirements. The Committee shall review the eligibility guidelines from time to time as requested by the Board or as the Committee deems necessary or appropriate.

4.	The Committee shall evaluate and recommend to the Board of Directors for nomination for reelection any existing director whose term is expiring at the next Annual Meeting of Stockholders and shall identify, evaluate, and recommend to the Board for nomination any new candidates for election as directors at the Annual Meeting of Stockholders, including consideration of prospective candidates proposed for consideration by management or by any stockholder.

5.	If, during the course of a year, a vacancy occurs on the Board of Directors, or if the Committee becomes aware of a pending vacancy, and the Board of Directors determines that the vacancy shall be filled by the Board, the Committee shall recommend to the Board a qualified individual for appointment by the Board to serve as a director until the next Annual Meeting of Stockholders.

6.	Following the end of each fiscal year, the Committee shall evaluate the quality of the performance during the preceding year of the Board of Directors, and shall receive and review all comments from Board members and others regarding its performance. The Committee shall report and discuss its evaluation with the Board and shall make any recommendations to the Board that the Committee deems appropriate to improve the Board’s effectiveness.

7.	Following the end of each fiscal year, the Committee shall develop and recommend criteria and procedures to the Board of Directors to be utilized by the Board in annually evaluating the performance of each standing Board committee for the preceding year.

8.	The Committee shall (i) evaluate each shareholder proposal, if any, submitted for inclusion in the Company’s Proxy Statement for the Annual Meeting to determine whether the proposal meets all corporate and legal requirements to be eligible for inclusion based on compliance with substantive and procedural requirements of the Company’s Certificate of Incorporation and Bylaws, the Nevada Revised Statutes and the Securities and Exchange Commission proxy rules and (ii) shall recommend to the Board of Directors whether the Company shall support or oppose the proposal.

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9.	The Committee, if required by the Corporate Governance Guidelines, shall approve the service of Board members on the board of directors of any other public company.

10.	The Committee shall develop, periodically review and recommend to the Board director and executive stock ownership guidelines and monitor progress toward meeting ownership guidelines.

11.	The Committee shall, in consultation with the Chairman of the Board, make recommendations to the Board of Directors regarding the size and composition of the committees of the Board. The Committee shall review and assess this Charter annually and recommend any proposed changes to the Board of Directors.

The Committee, with the consent of the Board of Directors, may retain legal counsel, consultants, or other advisors to assist it in the discharge of its responsibilities under this Charter. However, in performing its responsibilities under paragraphs 4 and 5 above, the Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms.  Any such search firm retained by the Committee shall be independent in accordance with the rules of the New York Stock Exchange.

MEETINGS AND MINUTES

The Committee shall hold meetings, in person or by telephone, at least four times a year at such times and places as it deems necessary to carry out its duties and responsibilities under this Charter.

Special meetings of the Committee may be called by the Chairman of the Board or the President of the Company or by the Chairman of the Committee, with notice of any such special meeting to be given in accordance with the Company’s Bylaws.

A majority of the members of the Committee shall constitute a quorum for the transaction of business by the Committee. At the discretion of the Committee, other members of the Board of Directors and any officer or employee of the Company may be invited to attend and participate in meetings of the Committee. The Committee also may act by unanimous written consent in accordance with the terms of the Company’s Bylaws.

If approved by the Board of Directors, the Committee may delegate any of its responsibilities under this Charter to a subcommittee composed solely of members of the Committee.

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Minutes of each Committee meeting and records of all other Committee actions shall be prepared by a secretary of the meeting designated by the Committee, and shall be retained with the permanent records of the Company.

A report on each meeting of the Committee and on each action of the Committee taken by unanimous written consent shall be provided to the Board of Directors by the Chairman of the Committee (or, in the Chairman’s absence, by another member of the Committee) at the next regularly scheduled meeting of the Board of Directors or as otherwise requested by the Board of Directors.

ANNUAL PERFORMANCE EVALUATION

The performance of the Nominating and Corporate Governance Committee and this Charter shall be reviewed and evaluated annually by this Committee and the Board of Directors.

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